EXHIBIT 99.4

Dear Valued Depositor:

We are pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a plan of conversion and reorganization (the “plan of conversion”), Ponce Financial Group, Inc. (“Ponce Financial”) is offering shares of common stock for sale in connection with the conversion of Ponce Bank Mutual Holding Company from the mutual holding company to the stock holding company form of organization. Enclosed you will find a Prospectus, a Stock Order Form, a Proxy Statement, a Proxy Card and a Questions and Answers Brochure describing the proxy vote, the offering and the plan of conversion.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. In addition to receiving all required regulatory approvals to undertake the conversion, we must receive the approval of our eligible depositors. NOT VOTING YOUR ENCLOSED PROXY CARD WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your eligible accounts at Ponce Bank. Please open all packages that you receive and vote all the Proxy Cards that were sent to you — none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet by following the instructions on the Proxy Card.

Our board of directors urges you to vote “FOR” the plan of conversion.

Please note:

•	The proceeds resulting from the sale of stock will support our business strategy.
•

There will be no change to account numbers, interest rates or other terms of your accounts at Ponce Bank. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

•	You will continue to enjoy the same services with the same board of directors, management and staff.
•	Voting does not obligate you to purchase shares of common stock in the offering.

THE STOCK OFFERING:

As a Ponce Bank eligible depositor, you have non-transferable rights, but no obligation, to purchase shares of common stock during the Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and mail it, with full payment, in the Stock Order Reply Envelope provided. Alternatively, you may submit your original Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form. Stock Order Forms and full payment must be received (not postmarked) before 4:00 p.m., Eastern Time on December 14, 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

We invite you to consider this opportunity to share in our future. Thank you for your continued support as a Ponce Bank depositor.

Sincerely,

Steven A. Tsavaris	Carlos P. Naudon
Executive Chairman of the Board	President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-844-977-0092,

between 10:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

M

Dear Friend:

We are pleased to tell you about an investment opportunity. Pursuant to a plan of conversion and reorganization (the “plan of conversion”), Ponce Financial Group, Inc. (“Ponce Financial”) is offering shares of common stock for sale in connection with the conversion of Ponce Bank Mutual Holding Company from the mutual holding company to the stock holding company form of organization. No sales commission will be charged to purchasers during the offering.

Our records indicate that you were a depositor of Ponce Bank at the close of business on April 30, 2020, September 30, 2021or November 1, 2021, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are made available for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and mail it, with full payment, in the Stock Order Reply Envelope provided. Alternatively, you may submit your original Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form. Stock Order Forms and full payment must be received (not postmarked) before 4:00 p.m., Eastern Time on December 14, 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and        Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

We invite you to consider this opportunity to share in our future as a Ponce Financial stockholder.

Sincerely,

Steven A. Tsavaris	Carlos P. Naudon
Executive Chairman of the Board	President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-844-977-0092,

between 10:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

F

Dear Friend:

We are pleased to tell you about an investment opportunity. Pursuant to a plan of conversion and reorganization (the “plan of conversion”), Ponce Financial, Inc. (“Ponce Financial”) is offering shares of common stock for sale in connection with the conversion of Ponce Bank Mutual Holding Company from the mutual holding company to the stock holding company form of organization. No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of Ponce Financial common stock, complete the enclosed Stock Order Form and mail it, with full payment, in the Stock Order Reply Envelope provided. Alternatively, you may submit your original Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form. Stock Order Forms and full payment must be received (not postmarked) before 4:00 p.m., Eastern Time on December 14, 2021. If you are considering purchasing stock with funds you have in an   IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

We invite you to consider this opportunity to share in our future as a Ponce Financial stockholder.

Sincerely,

Steven A. Tsavaris	Carlos P. Naudon
Executive Chairman of the Board	President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by the stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-844-977-0092,

between 10:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

I

Janney Montgomery Scott LLC

Dear Sir/Madam:

Janney Montgomery Scott LLC has been retained by Ponce Financial Group, Inc. as selling agent in connection with the offering of Ponce Financial Group, Inc. common stock.

At the request of Ponce Financial Group, Inc. we are enclosing materials regarding the offering of shares of Ponce Financial Group, Inc. common stock in connection with the conversion and reorganization of Ponce Bank Mutual Holding Company from the mutual holding company to the stock holding company form of organization. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

If you have any questions after reading the enclosed materials, please call the Stock Information Center at 1-844-977-0092, between the hours of 10:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday except bank holidays. If you decide to subscribe for shares, a completed Stock Order Form and full payment must be received (not postmarked) by 4:00 p.m., Eastern Time on December 14, 2021.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. This is not a recommendation or solicitation for any action by you with regard to the enclosed materials.

Sincerely,

Janney Montgomery Scott LLC

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

D

IMPORTANT NOTICE

IF YOU HAVE MORE THAN ONE ELIGIBLE VOTING ACCOUNT YOU MAY RECEIVE MULTIPLE PACKAGES. PLEASE OPEN EACH PACKAGE AND VOTE ALL THE PROXY CARDS THAT WERE SENT TO YOU.

THEY DO NOT DUPLICATE EACH OTHER!

THANK YOU!

Questions?

Call our Information Center, toll-free, at 1-844-977-0092

between 10:00 a.m. and 5:00 p.m., Eastern Time,

Monday through Friday, except bank holidays.

This flyer is neither an offer to sell nor an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

PF

Questions and Answers About Our Plan of Conversion and Reorganization [Logo]

This section answers questions about our conversion and offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE CONVERSION AND OFFERING

The boards of directors of Ponce Bank, PDL Community Bancorp and Ponce Bank Mutual Holding Company have determined that the conversion and reorganization is in the best interests of Ponce Bank, PDL Community Bancorp, Ponce Bank, Mutual Holding Company and their respective members, stockholders, customers and the communities they serve.

Q.WHAT ARE THE CONVERSION AND OFFERING?

A. Under our plan of conversion and reorganization (the “plan of conversion”), Ponce Bank Mutual Holding Company will convert from the mutual holding company to the stock holding company form of organization. Ponce Financial Group, Inc. (“Ponce Financial”) will offer shares of its common stock for sale to our eligible depositors, our tax-qualified employee stock ownership plan and members of the public. Upon completion of the conversion, Ponce Bank Mutual Holding Company will cease to exist and Ponce Financial will own 100% of Ponce Bank.

Ponce Financial will become the successor corporation to PDL Community Bancorp and the parent holding company of Ponce Bank

Q. WHAT ARE THE REASONS FOR THE CONVERSION AND OFFERING?

A.   Our primary reasons for converting to the fully public stock form of ownership and undertaking the offering are to: support continued growth, eliminate the uncertainties associated with the mutual holding company structure, transition us to a more familiar and flexible organizational structure, facilitate future mergers and acquisitions, and improve the liquidity of our shares of common stock.

Q. IS PONCE BANK CONSIDERED “WELL CAPITALIZED” FOR REGULATORY PURPOSES?

A. Yes. At September 30, 2021, Ponce Bank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.”

Q. WILL CUSTOMERS NOTICE ANY CHANGE IN PONCE BANK’S DAY-TO-DAY ACTIVITIES AS A RESULT OF THE CONVERSION AND OFFERING?

A. No. It will be business as usual. The conversion is an internal change to our corporate structure. There will be no change to our board of directors, management and staff as a result of the conversion. Ponce Bank will continue to operate as an independent bank.

Q. WILL THE CONVERSION AND OFFERING AFFECT CUSTOMERS’ DEPOSIT ACCOUNTS OR LOANS?

A. No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits. Deposit accounts will not be converted to stock.

Q. Will the conversion affect my ownership interest or voting rights in Ponce Bank Mutual Holding Company?

A.    As a depositor of Ponce Bank you have limited ownership rights consisting of the right: (i) to subscribe for shares of common stock of Ponce Financial in the stock offering if you satisfy certain conditions set forth in the plan of conversion; and (ii) to receive your pro rata share of any remaining net assets of Ponce Bank Mutual Holding Company after the payment of all creditors, including depositors of Ponce Bank, in the unlikely event of a complete liquidation of Ponce Bank Mutual Holding Company. You also have certain voting rights, including the right to vote on the plan of conversion. Upon completion of the conversion and stock offering, ownership rights will be limited to those depositors who have an interest in the liquidation accounts established by Ponce Bank and by Ponce Financial. Moreover, your voting rights as a depositor of Ponce Bank end because Ponce Bank Mutual Holding Company will cease to exist upon completion of the conversion and stock offering. Shareholders of Ponce Financial will have exclusive voting rights in Ponce Financial.

THE PROXY VOTE

In addition to receiving all required regulatory approvals, the plan of conversion is also subject to approval by Ponce Financial stockholders and our eligible depositors.

Q.WHY SHOULD I VOTE “FOR” THE PLAN OF CONVERSION?

A. Your vote “FOR” the plan of conversion is extremely important to us. Each Ponce Bank depositor as of November 1, 2021 should have received a Proxy Card attached to a Stock Order Form. These packages also include a Proxy Statement describing the plan of conversion.

If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the Proxy Cards that were sent to you. Our board of directors believes that converting to a fully public ownership structure will best support our future growth.

Voting does not obligate you to purchase shares of common stock during the offering.

Q.WHAT HAPPENS IF I DON’T VOTE?

A. Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “AGAINST” the plan of conversion.

Without sufficient favorable votes, we cannot complete the plan of conversion and related offering.

Q.HOW DO I VOTE?

A. Mark your vote, sign and date each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope.

Alternatively, you may vote by telephone or Internet by following the instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF

CONVERSION. Telephone and Internet voting are available 24 hours a day.

Q.How MANY VOTES ARE AVAILABLE TO ME?

A.     Depositors at the close of business on November 1, 2021 are entitled to one vote for each $100 or fraction thereof on deposit.

However, no depositor may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.WHY DID I RECEIVE MORE THAN ONE PROXY CARD?

A. If you had more than one deposit account at the close of business on November 1, 2021, you may have received more than one Proxy Card, depending on the ownership structure of your account(s). Open all packages that you receive. Please promptly vote all the Proxy Cards sent to you – they do not duplicate each other.

Q. MORE THAN ONE NAME  APPEARS  ON  MY  PROXY  CARD. WHO MUST SIGN?

A. The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the named beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q. HOW MANY SHARES ARE BEING OFFERED AND AT  WHAT PRICE?

A. Ponce Financial is offering for sale between 8,925,000 and 13,886,250 shares of common stock at $10.00 per share. No sales commission will be charged to purchasers during the offering.

Q. WHO IS ELIGIBLE TO PURCHASE STOCK DURING THE OFFERING?

A. Pursuant to our plan of conversion, non-transferable rights to subscribe for shares of Ponce Financial common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1 — Depositors of Ponce Bank with aggregate balances of at least $50 at the close of business on April 30, 2020;

Priority #2 — Our tax-qualified employee benefit plans;

Priority #3 — Depositors of Ponce Bank with aggregate balances of at least $50 at the close of business on September 30, 2021; and

Priority #4 — Depositors of Ponce Bank at the close of business on November 1, 2021.

Shares of common stock not purchased in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given first to natural persons and trusts of natural persons residing in the New York counties of Bronx, New York, Queens and Kings and the New Jersey County of Hudson and then to existing stockholders of PDL Community Bancorp at the close of business on November 1, 2021.

Shares not sold in the Subscription and Community Offerings may be offered for sale through a Syndicated Community Offering to the general public.

Q. I AM ELIGIBLE TO SUBSCRIBE FOR SHARES  OF  COMMON STOCK IN THE SUBSCRIPTION OFFERING BUT AM NOT INTERESTED IN INVESTING. MAY I ALLOW  SOMEONE  ELSE TO USE MY STOCK ORDER FORM TO TAKE ADVANTAGE OF MY PRIORITY AS AN ELIGIBLE ACCOUNT HOLDER?

A. No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible deposit account holders’ subscription rights in the offering.

Q.HOW MAY I BUY SHARES DURING THE SUBSCRIPTION AND

COMMUNITY OFFERINGS?

A. Shares can be purchased by completing an original Stock Order Form and mailing it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your original Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form or by mail using the Stock Order Reply Envelope provided. Please do not mail Stock Order Forms to Ponce Bank.

Q.WHAT IS THE DEADLINE FOR PURCHASING SHARES?

A. To purchase shares in the Subscription and Community Offerings, you must deliver a properly completed, signed original Stock Order Form, with full payment, so that it is received   (not   postmarked)   before   4:00 p.m., Eastern Time on December 14, 2021. Acceptable methods for delivery of Stock Order Forms are described above.

Q.HOW MAY I PAY FOR THE SHARES?

A.	Payment for shares can be remitted in two ways:

(1)

By personal check, bank check or money order, made payable to Ponce Financial Group, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. Ponce Bank line of credit checks may not be remitted for this purchase. Please do not mail cash!

(2)

By authorized deposit account withdrawal of funds from your Ponce Bank deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the deposit account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Ponce Bank may not be listed for direct withdrawal. See information on retirement accounts below.

Q.WILL I EARN INTEREST ON MY FUNDS?

A. Yes. If you pay by personal check, bank check or money order, you will earn interest at per annum from the date payment is processed until the offering is completed or terminated. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Ponce Bank deposit account(s), your funds will continue to earn interest within the account at the contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion or termination of the conversion.

Q.ARE THERE LIMITS TO HOW MANY SHARES I CAN ORDER?

A. Yes. The minimum order is 25 shares ($250). No individual, or individuals acting through a single qualifying account may purchase more than 30,000 shares ($300,000) of common stock. Additionally, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 50,000 shares ($500,000) of common stock in all categories of the offering combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Conversion and Offering — Additional Limitations on Common Stock Purchases.”

Q.	MAY I USE MY PONCE BANK INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) TO PURCHASE SHARES?

A. You may use funds currently held in retirement accounts with Ponce Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Ponce Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the December 14, 2021 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	MAY I USE A LOAN FROM PONCE BANK TO PAY FOR SHARES?

A. No. Ponce Bank by regulation, cannot extend a loan for the purchase of Ponce Financial common stock during the offering. Similarly, you may not use existing Ponce Bank line of credit checks to purchase stock during the offering.

Q.	MAY I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

A. No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent or unless the offering is terminated or is extended beyond January 28, 2022 or the number of shares of common stock to be sold is increased to more than 13,886,250 shares or decreased to less than 8,925,000 shares.

Q.	ARE DIRECTORS AND EXECUTIVE OFFICERS OF PONCE BANK PLANNING TO PURCHASE STOCK?

A. Yes! We expect our directors and executive officers, together with their associates, to subscribe for 119,500 shares of common stock in the offering, representing 1.1%, of the shares to be sold at the midpoint of the offering range.

Q.WILL THE STOCK BE INSURED?

A.   No. Like any common stock, Ponce Financial’s stock will not be insured.

Q.WILL DIVIDENDS BE PAID ON THE STOCK?

A.   Ponce Financial has never paid a dividend. No decision has been made with respect to the amount, if any, and timing of any dividend payments following the completion of the conversion and offering. The board’s determination of whether to declare a dividend and the amount of any such dividend is subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

Q.HOW WILL PONCE FINANCIAL SHARES BE TRADED?

A. The existing shares of PDL Community Bancorp are currently listed on the Nasdaq Global Market under the symbol “PDLB” and, upon consummation of this offering, Ponce Financial will be listed and trade on the Nasdaq Global Market under the symbol “PDLB”. Once the shares of Ponce Financial have begun trading, you may contact a brokerage or other firm offering investment services in order to buy or sell Ponce Financial shares in the future

Q. IF I PURCHASE SHARES DURING THE SUBSCRIPTION AND COMMUNITY OFFERINGS, WHEN WILL I RECEIVE MY SHARES?

A. All shares of Ponce Financial common stock sold in the Subscription and Community Offerings will be issued in book entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

THE SHARE EXCHANGE

Q.WHAT IS THE SHARE EXCHANGE?

A. The outstanding shares of PDL Community Bancorp common stock held by existing stockholders on the completion date of the conversion and offering will be exchanged for newly issued shares of Ponce Financial common stock. The number of shares of Ponce Financial common stock to be received by stockholders will depend on the number of shares sold in the offering. Although the shares of Ponce Financial common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement before selling your shares. Your ability to sell shares of common stock before you receive this statement will depend on arrangements you may make with a brokerage firm.

WHERE TO GET MORE INFORMATION

Q.HOW CAN I GET MORE INFORMATION?

A. For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-844-977-0092 between 10:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE THE ENCLOSED PROXY CARD

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement Proxy Card.

You may vote by mail using the enclosed envelope or by following the telephone or Internet voting instructions on the Proxy Card.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING “FOR” THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN OF CONVERSION”).

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE COMMON STOCK DURING THE OFFERING. THE CONVERSION WILL CHANGE OUR FORM OF CORPORATE STRUCTURE, BUT WILL NOT RESULT IN CHANGES TO BANK STAFF, MANAGEMENT, OR YOUR DEPOSIT ACCOUNTS OR LOANS AT PONCE BANK. DEPOSIT

ACCOUNTS WILL NOT BE CONVERTED TO COMMON STOCK. DEPOSIT ACCOUNTS WILL CONTINUE TO BE INSURED BY THE FDIC, UP TO THE MAXIMUM LEGAL LIMITS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. They do not duplicate each other!

QUESTIONS?

Please call our Information Center, toll-free, at 1-844-977-0092,

between 10:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

PG 1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE VOTE THE ENCLOSED REPLACEMENT PROXY CARD. YOUR VOTE WILL NOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN OF CONVERSION”).

Your board of directors urges you to vote “FOR” the plan of conversion.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF COMMON STOCK DURING THE OFFERING, NOR

DOES IT AFFECT YOUR PONCE BANK DEPOSIT ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. They do not duplicate each other!

QUESTIONS?

Please call our Information Center, toll-free, at 1-844-977-0092,

between 10:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

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YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN OF CONVERSION”).

In order to implement the plan of conversion,

we must obtain the approval of our voting depositors.

Please disregard this notice if you have already voted.

If you are unsure whether you voted, vote the enclosed replacement Proxy Card.

Your vote will not be counted twice!

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. They do not duplicate each other!

Please note: Implementing the plan of conversion will not affect your deposit accounts or loans at Ponce Bank. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

Voting does not obligate you to purchase common stock during the offering.

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center toll-free at 1-844-977-0092,

between 10:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

PG 3